Exhibit 99

NEWS RELEASE
HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

April 24, 2014

HELMERICH & PAYNE, INC. ANNOUNCES SECOND QUARTER RESULTS AND ADDITIONAL NEW BUILD CONTRACTS

Helmerich & Payne, Inc. (NYSE: HP) reported net income of $174.6 million ($1.59 per diluted share) from operating revenues of $893.4 million for the second quarter of fiscal 2014, compared to net income of $151.1 million ($1.39 per diluted share) from operating revenues of $838.3 million during the second fiscal quarter of 2013, and net income of $173.2 million ($1.59 per diluted share) from operating revenues of $889.2 million during the first fiscal quarter of 2014.  Included in net income corresponding to this year’s second fiscal quarter are approximately $0.02 per diluted share of after-tax gains related to the sale of used drilling equipment and approximately $0.12 per diluted share of after-tax gains on the sale of investment securities.  Included in both this year’s first fiscal quarter and last year’s second fiscal quarter were approximately $0.03 per diluted share of after-tax gains related to the sale of used drilling equipment.

President and CEO John Lindsay commented, “We are pleased to report yet another quarter with strong operating results, including an all-time record level of quarterly revenue and rig activity.  The demand for new FlexRigs remains strong, and our U.S. land segment continues to benefit from increasing activity and recovering spot pricing levels. We have entered into agreements with five exploration and production companies to build and operate nine additional FlexRigs®* to drill unconventional resource plays in the U.S.  All of these rigs were ordered under multi-year term contracts and are expected to generate attractive economic returns for the Company.  The new contracts bring the total number of new build commitments announced in fiscal 2014 to 44 FlexRigs.  We will continue to focus on making investments that provide attractive returns for our shareholders while at the same time creating value for our customers by striving to provide even safer and more cost-effective drilling operations.”

Operating Segment Results

Segment operating income for the Company’s U.S. land operations was $245.1 million for the second quarter of fiscal 2014, compared with $226.0 million for last year’s second fiscal quarter and $251.0 million for this year’s first fiscal quarter.  As compared to the first fiscal quarter, the number of revenue days for the segment increased by 836 (3.6%) to 24,300 during the second fiscal quarter of 2014.  Nevertheless, segment operating income declined sequentially primarily as a result of approximately $10 million in early termination fees included in the first fiscal quarter (and no early termination fees during the second fiscal quarter).  Excluding early termination fees, the average rig

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News Release

April 24, 2014

revenue per day decreased by only $9 to $28,037 and the average rig margin per day decreased by $155 to $14,957 during the second fiscal quarter as compared to this year’s first fiscal quarter.  Also as compared to the first fiscal quarter, average rig expense per day for the segment increased by $146 to $13,080 during the second fiscal quarter. Rig utilization for the Company’s U.S. land segment was 86% for this year’s second fiscal quarter, compared with 82% for last year’s second fiscal quarter and 84% for this year’s first fiscal quarter.   At March 31, 2014, the Company’s U.S. land segment had 282 contracted rigs (including 159 under term contracts) and 40 idle rigs.

Segment operating income for the Company’s offshore operations was $19.3 million for the second quarter of fiscal 2014, compared with $13.7 million for last year’s second fiscal quarter and $18.5 million for this year’s first fiscal quarter.  The sequential increase in operating income was attributable to a higher average rig margin per day in the second quarter of fiscal 2014.  Rig utilization in the segment was reported at 89% for both the first and second quarters of fiscal 2014 and also for the second quarter of fiscal 2013.

The Company’s international land operations reported segment operating income of $11.2 million for this year’s second fiscal quarter, compared with $13.2 million for the second fiscal quarter of 2013 and $12.8 million for this year’s first fiscal quarter.  The decrease in segment operating income as compared to the first fiscal quarter was mostly attributable to a lower number of revenue days during the second fiscal quarter.  The reduced number of revenue days was partly offset by an increase of $576 to $10,918 in the segment’s average rig margin per day during the second fiscal quarter as compared to the first fiscal quarter of 2014.

Drilling Operations Outlook for the Third Quarter of Fiscal 2014

In the U.S. land segment, the Company expects revenue days (activity) to increase by approximately seven percent during the third fiscal quarter as compared to the second fiscal quarter of 2014.  The average rig revenue per day is expected to remain at approximately $28,000 and the average rig expense per day is expected to remain at roughly $13,000 during the third fiscal quarter. As of today, the U.S. land segment has 287 contracted rigs, including 161 under term contracts.

In the offshore segment, the Company expects the average rig margin per day to be approximately $25,000 during the third fiscal quarter and revenue days to increase by approximately one percent as compared to the second fiscal quarter of 2014.

In the international land segment, the Company expects total revenue days during the third fiscal quarter to be relatively flat and the average rig margin per day to decline by approximately five percent as compared to the second fiscal quarter of 2014.

Capital Expenditures and Other Estimates for Fiscal 2014

Given today’s new build announcements, other previously announced contracts and ongoing conversations with customers regarding new FlexRig deliveries in early fiscal 2015, the Company is increasing its fiscal 2014 capital expenditures estimate from $950 million to $1.1 billion.

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April 24, 2014

Including changes in income tax estimates that increased the second fiscal quarter’s effective income tax rate, the Company expects the effective income tax rate for all of fiscal 2014 to be approximately 35%.

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of April 24, 2014, the Company’s existing fleet included 325 land rigs in the U.S., 31 international land rigs and 9 offshore platform rigs.  In addition, the Company is scheduled to complete another 19 new H&P-designed and operated FlexRigs under long-term contracts with customers in fiscal 2014. Upon completion of these commitments, the Company’s global fleet is expected to have a total of 375 land rigs, including 345 FlexRigs.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207

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April 24, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
CONSOLIDATED STATEMENTS OF	December 31	March 31		March 31
INCOME	2013	2014	2013	2014	2013

Operating Revenues:
Drilling — U.S. Land	$731,674	$741,791	$685,710	$1,473,465	$1,381,740
Drilling — Offshore	59,054	63,276	55,605	122,330	113,323
Drilling — International Land	95,341	85,533	94,092	180,874	181,359
Other	3,083	2,830	2,902	5,913	6,459
	889,152	893,430	838,309	1,782,582	1,682,881

Operating costs and expenses:
Operating costs, excluding depreciation	474,048	480,167	461,737	954,215	928,608
Depreciation	120,237	123,963	112,433	244,200	219,032
General and administrative	32,243	34,431	32,836	66,674	65,257
Research and development	4,257	3,625	3,696	7,882	7,049
Income from asset sales	(5,664)	(4,098)	(5,313)	(9,762)	(10,532)
	625,121	638,088	605,389	1,263,209	1,209,414

Operating income	264,031	255,342	232,920	519,373	473,467

Other income (expense):
Interest and dividend income	453	490	315	943	741
Interest expense	(1,194)	(1,725)	(1,186)	(2,919)	(2,494)
Gain on sale of investment securities	—	21,352	—	21,352	8,752
Other	(345)	(32)	103	(377)	(1,981)
	(1,086)	20,085	(768)	18,999	5,018

Income from continuing operations before income taxes	262,945	275,427	232,152	538,372	478,485
Income tax provision	89,763	100,838	81,085	190,601	167,807
Income from continuing operations	173,182	174,589	151,067	347,771	310,678

Income (loss) from discontinued operations, before income taxes	—	2,786	(472)	2,786	(480)
Income tax provision	—	2,805	(485)	2,805	(485)
Income (loss) from discontinued operations	—	(19)	13	(19)	5

NET INCOME	$173,182	$174,570	$151,080	$347,752	$310,683

Basic earnings per common share:
Income from continuing operations	$1.61	$1.61	$1.41	$3.22	$2.91
Income from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.61	$1.61	$1.41	$3.22	$2.91

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April 24, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
CONSOLIDATED STATEMENTS OF	December 31	March 31		March 31
INCOME	2013	2014	2013	2014	2013

Diluted earnings per common share:
Income from continuing operations	$1.59	$1.59	$1.39	$3.17	$2.87
Income from discontinued operations	$—	$—	$—	$—	$—

Net income	$1.59	$1.59	$1.39	$3.17	$2.87

Weighted average shares outstanding:
Basic	107,149	107,692	106,326	107,417	106,094
Diluted	108,577	109,081	107,786	108,945	107,640

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April 24, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	March 31	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2014	2013

ASSETS
Cash and cash equivalents	$584,979	$447,868
Other current assets	797,026	806,638
Current assets of discontinued operations	6,979	3,705
Total current assets	1,388,984	1,258,211
Investments	284,670	316,154
Net property, plant, and equipment	4,801,236	4,676,103
Other assets	13,391	14,359
TOTAL ASSETS	$6,488,281	$6,264,827

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$435,147	$449,063
Current liabilities of discontinued operations	3,341	3,210
Total current liabilities	438,488	452,273
Non-current liabilities	1,278,082	1,288,332
Non-current liabilities of discontinued operations	3,638	495
Long-term notes payable	80,000	80,000
Total shareholders’ equity	4,688,073	4,443,727

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,488,281	$6,264,827

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April 24, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Six Months Ended
	March 31
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2014	2013

OPERATING ACTIVITIES:
Net income	$347,752	$310,683
Adjustment for (income) loss from discontinued operations	19	(5)
Income from continuing operations	347,771	310,678
Depreciation	244,200	219,032
Changes in assets and liabilities	(33,437)	(32,408)
Gain on sale of assets and investment securities	(31,114)	(19,284)
Other	12,610	16,290
Net cash provided by operating activities from continuing operations	540,030	494,308
Net cash provided by (used in) operating activities from discontinued operations	(19)	5
Net cash provided by operating activities	540,011	494,313

INVESTING ACTIVITIES:
Capital expenditures	(356,753)	(438,473)
Proceeds from sale of assets and invested securities	36,659	34,253
Net cash used in investing activities	(320,094)	(404,220)

FINANCING ACTIVITIES:
Dividends paid	(121,545)	(23,469)
Exercise of stock options	19,701	4,906
Tax withholdings related to net share settlements of restricted stock	(3,049)	(1,677)
Excess tax benefit from stock-based compensation	22,087	7,045
Net cash used in financing activities	(82,806)	(13,195)

Net increase in cash and cash equivalents	137,111	76,898
Cash and cash equivalents, beginning of period	447,868	96,095
Cash and cash equivalents, end of period	$584,979	$172,993

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April 24, 2014

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
SEGMENT REPORTING	2013	2014	2013	2014	2013
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$731,674	$741,791	$685,710	$1,473,465	$1,381,740
Direct operating expenses	367,186	378,347	354,170	745,533	715,238
General and administrative expense	9,957	10,656	9,057	20,613	18,378
Depreciation	103,579	107,726	96,485	211,305	187,738
Segment operating income	$250,952	$245,062	$225,998	$496,014	$460,386

Revenue days	23,464	24,300	21,847	47,764	43,590
Average rig revenue per day	$28,468	$28,037	$28,255	$28,249	$28,148
Average rig expense per day	$12,934	$13,080	$13,085	$13,009	$12,860
Average rig margin per day	$15,534	$14,957	$15,170	$15,240	$15,288
Rig utilization	84%	86%	82%	85%	82%

OFFSHORE OPERATIONS
Revenues	$59,054	$63,276	$55,605	$122,330	$113,323
Direct operating expenses	34,876	38,479	36,106	73,355	73,313
General and administrative expense	2,330	2,528	2,159	4,858	4,394
Depreciation	3,350	2,926	3,690	6,276	6,960
Segment operating income	$18,498	$19,343	$13,650	$37,841	$28,656

Revenue days	736	720	720	1,456	1,456
Average rig revenue per day	$62,306	$64,242	$60,536	$63,263	$61,243
Average rig expense per day	$34,857	$36,577	$35,698	$35,707	$35,928
Average rig margin per day	$27,449	$27,665	$24,838	$27,556	$25,315
Rig utilization	89%	89%	89%	89%	89%

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	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
SEGMENT REPORTING	2013	2014	2013	2014	2013
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$95,341	$85,533	$94,092	$180,874	$181,359
Direct operating expenses	71,930	63,688	71,692	135,618	140,331
General and administrative expense	1,000	964	910	1,964	1,949
Depreciation	9,660	9,713	8,321	19,373	16,799
Segment operating income (loss)	$12,751	$11,168	$13,169	$23,919	$22,280

Revenue days	2,156	2,032	2,023	4,188	4,260
Average rig revenue per day	$38,433	$37,095	$40,677	$37,784	$37,964
Average rig expense per day	$28,091	$26,177	$29,624	$27,163	$28,304
Average rig margin per day	$10,342	$10,918	$11,053	$10,621	$9,660
Rig utilization	82%	78%	78%	80%	81%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$63,700	$60,488	$68,421	$124,188	$154,780
Offshore Operations	$2,766	$4,920	$6,130	$7,686	$12,389
International Land Operations	$12,480	$10,157	$11,804	$22,637	$19,632

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Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Six Months Ended
	December 31	March 31		March 31
	2013	2014	2013	2014	2013
Operating income
U.S. Land	$250,952	$245,062	$225,998	$496,014	$460,386
Offshore	18,498	19,343	13,650	37,841	28,656
International Land	12,751	11,168	13,169	23,919	22,280
Other	(3,005)	(2,244)	(2,539)	(5,249)	(4,174)
Segment operating income	$279,196	$273,329	$250,278	$552,525	$507,148
Corporate general and administrative	(18,956)	(20,283)	(20,710)	(39,239)	(40,536)
Other depreciation	(3,244)	(3,172)	(3,307)	(6,416)	(6,241)
Inter-segment elimination	1,371	1,370	1,346	2,741	2,564
Income from asset sales	5,664	4,098	5,313	9,762	10,532
Operating income	$264,031	$255,342	$232,920	$519,373	$473,467

Other income (expense):
Interest and dividend income	453	490	315	943	741
Interest expense	(1,194)	(1,725)	(1,186)	(2,919)	(2,494)
Gain on sale of investment securities	—	21,352	—	21,352	8,752
Other	(345)	(32)	103	(377)	(1,981)
Total other income (expense)	(1,086)	20,085	(768)	18,999	5,018

Income from continuing operations before income taxes	$262,945	$275,427	$232,152	$538,372	$478,485

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